Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT RESCHEDULES FISCAL 2004 FOURTH QUARTER CONFERENCE CALL; PRO FORMA FINANCIAL RESULTS
EXPECTED TO BE IN LINE WITH GUIDANCE

RED BANK, N. J., Oct. 27, 2004 – Conexant Systems, Inc. (NASDAQ: CNXT), today announced it has rescheduled the release of its fourth quarter fiscal 2004 earnings report until Thursday, Nov. 4, 2004. The postponement will allow the company and its auditors to complete the reconciliation of certain accounts payable as part of the year-end audit process. Reconciliation of these accounts is not expected to negatively impact the company’s results.

Fourth fiscal quarter 2004 revenues were approximately $213 million. The company’s full-year GAAP results will include a $256 million non-cash charge related to the impairment of deferred tax assets.

Note to Editors, Analysts and Investors

Conexant’s fourth fiscal quarter 2004 conference call will take place on Thursday, Nov. 4, 2004, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. To listen to the conference call via telephone, dial 866-710-0179 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 877-919-4059 (domestic) or 334-323-7226 (international); pass code: 40301677.

About Conexant

Conexant’s innovative semiconductor solutions are driving broadband communications, enterprise networks and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11a/b/g-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlugSM and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

Conexant is a fabless semiconductor company that recorded more than $900 million in revenues in fiscal year 2004. The company has approximately 2,400 employees worldwide, and is headquartered in Red Bank, N.J. To learn more, please visit us at www.conexant.com.

Safe Harbor Statement

This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation; and the risk that the businesses of Conexant and GlobespanVirata will not be integrated successfully, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.